Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement is made this 2nd day of June, 2020 by and between Bullfrog AI Holdings, Inc. a Nevada corporation (“Holdings”), and Vininder (Vin) Singh.

W I T N E S S E T H

WHEREAS, Vininder Singh (“Shareholder”) desires to exchange his shares in Bullfrog AI, Inc., a Delaware corporation, Bullfrog Delaware for shares in Holdings;

WHEREAS, Holdings desires to accommodate this exchange;

NOW THEREFORE, the Shareholder hereby transfers and assigns to Holdings all rights, interest and title to his shares in Bullfrog Delaware in exchange for 10,918,755 shares of Holdings common stock.

IN WITNESS WHEREOF, the undersigned have set their respective hands and seals this 2nd day of June, 2020.

Shareholder

BULLFROG AI HOLDINGS, INC.
By:
Vin Singh, President